UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2025

ICF International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1902 Reston Metro Plaza, Reston, Virginia		20190
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:(703) 934-3000

Not Applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock	ICFI	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)         On March 6, 2025, the Board of Directors (the “Board”) of ICF International, Inc. (the “Company”) increased the size of the Company’s Board from seven (7) to eight (8) members and announced the appointment of Ms. Caroline Angoorly to the Board. Effective March 6, 2025, Ms. Angoorly is a Class I director, serving until the Company’s annual meeting of stockholders in 2025, subject to her prior death, resignation or removal from office as provided by law.

In 2010, Ms. Angoorly founded GreenTao LLC, a specialized business growth, project development, financing strategy and execution firm, of which she is the Managing Partner. Since mid-2020 (through GreenTao), Ms. Angoorly has been extensively involved with the creation and growth of a private equity-backed Warwick Carbon Solutions business, initially as Senior Advisor and currently as Chief Commercial Officer. Since 2021 Ms. Angoorly has served as a Non-Executive Director of Macquarie Asset Management geothermal power producer Cyrq Energy (where she chairs the Development & Strategy Committee and is a member of the Compensation & Leadership Committee). From 2020 to 2023, Ms. Angoorly was a Non-Executive Director of Denbury Inc. (NYSE: DEN) where she chaired the Sustainability & Governance Committee until that company’s sale to Exxon in November 2023.

Ms. Angoorly received her undergraduate degree in geology from Monash University in 1985. She also has a bachelor of laws degree from Monash University and a master’s degree in business administration from the University of Melbourne.

There is no arrangement or understanding between Ms. Angoorly and any other person pursuant to which she was appointed as a director of the Company. In connection with her service, Ms. Angoorly will receive the Company’s standard director’s compensation package for 2025 received by the Company’s current non-employee directors. The compensation program for directors (as described in the Company’s proxy statement for its 2024 annual meeting of stockholders filed with the Securities and Exchange Commission on April 26, 2024) provides for: (i) payment to a new director of the annual cash retainer fee, effective as of, and prorated from, the date of the appointment; and (ii) participation in the Annual Equity Award Program, effective the first day of the fiscal quarter following the date of the director’s appointment to the Board with the award amount (pro-rated based upon the number of remaining full fiscal quarters through June 30th). Ms. Angoorly does not have any other current or proposed material arrangements or transactions with any related persons required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As of the date of this Current Report on Form 8-K, the Board has not determined Ms. Angoorly’s Board committee assignments. In accordance with Instruction 2 to Item 5.02 of Form 8-K, the Company will file an amendment to this Current Report on Form 8-K within four business days after such determination has been made.

The press release containing this announcement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated March 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICF International, Inc.

Date: March 11, 2025	By:	/s/ James E. Daniel
James E. Daniel
Executive Vice President, General Counsel & Assistant Secretary